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                                                                    Exhibit 23.2


                        Consent of Independent Auditors


The Board of Directors
The Software Group, Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-34809) of Form S-8 of Tyler Corporation of our report dated December 19, 1997, with respect to the balance sheets of The Software Group, Inc. as of October 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 8-K of Tyler Corporation dated May 4, 1998.


                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP


Dallas, Texas
May 4, 1998